Exhibit 10.8

Execution Version

Amended and Restated Side Letter

This SIDE LETTER (this “Agreement”), dated July 31, 2020, is entered into by and among (a) VineBrook Homes Operating Partnership, L.P., a Delaware limited partnership (the “OP”), (b) VineBrook Homes Trust, Inc., a Maryland corporation (the “REIT”), (c) VineBrook Homes, LLC, a Delaware limited liability company (“Manager”), (d) VineBrook Homes OP GP, LLC, a Delaware limited liability company (the “General Partner”), (e) VineBrook Management, LLC, a Delaware limited liability company (the “Managing Member”), (f) Vinebrook Development Corporation, a Massachusetts corporation, Vinebrook Homes Property Management Company, Inc., an Ohio corporation, Vinebrook Homes Realty Company, Inc., an Ohio corporation, and Vinebrook Homes Services Company, Inc., an Ohio corporation (collectively with Managing Member, the “Manager Equityholders”) and (g) Dana Sprong and Ryan McGarry (collectively, the “Guarantors”).

WHEREAS, (a) certain of the parties hereto entered into that certain Management Agreement, dated as of November 1, 2018 (as may be amended and/or restated from time to time, the “Original Management Agreement”), pursuant to which the Manager has undertaken certain management and oversight functions with respect to certain properties owned by the OP or its subsidiaries, and, subject to the limitations set forth in the OP LPA and herein, the acquisition and disposition of single family residential properties, in each case, during the term of the Original Management Agreement, (b) subject to the exclusivity provision of the Original Management Agreement, to more efficiently finance prior and future acquisitions of single family residential assets, the board of directors of the REIT (the “Board”) has authorized the Manager to enter into one or more additional management agreements (such management agreements entered into from time to time, as may be further amended and/or restated, the “Additional Management Agreements” and, collectively with the Original Management Agreement, the “Management Agreements”), pursuant to which the Manager will undertake certain management and oversight functions, and, subject to the limitations set forth in the OP LPA and herein, the acquisition and disposition of single family residential properties, in each case, during the term of such Additional Management Agreement, and (c) the General Partner, in its role as the general partner of the OP, entered into that certain Amended and Restated Agreement of Limited Partnership of the OP (as the same may be amended and/or restated from time to time, the “OP LPA”), pursuant to which the General Partner manages the operations of the OP, subject to oversight and direction provided by the Board and the Investment Committee of the OP; and

WHEREAS, previously the parties hereto entered into that certain Side Letter, dated November 1, 2018 (the “Original Side Letter”), to set forth their understanding with respect to certain other arrangements among the parties that are not explicitly provided for in the Original Management Agreement or the OP LPA, and the parties hereto desire to amend and restate the Original Side Letter in its entirety as a result of the Additional Management Agreements, among other matters.

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties made in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the applicable Management Agreement. For the avoidance of doubt, any Additional Management Agreements will adhere to the same form as the Original Management Agreement and, where possible, utilize the same defined terms and Section references throughout.

2. Call Right.

(a) Ownership of Manager. All of the outstanding and issued equity interests of Manager (the “Membership Units”), as of the date hereof, are owned by the Manager Equityholders. There are no (i) outstanding securities of Manager other than equity held by Manager Equityholders having the right to vote on any matters on which the holders of equity securities of Manager may vote or which are convertible into or exchangeable for, at any time, equity securities of Manager, (ii) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating Manager to issue, deliver or sell, or cause to be issued, delivered or sold, any equity securities of Manager except as expressly set forth in this Agreement, (iii) outstanding contractual obligations of Manager to repurchase, redeem or otherwise acquire any equity securities or securities convertible into or exchangeable for equity securities of Manager, and (iv) voting trusts or other agreements or understandings to which Manager is a party or by which Manager is bound with respect to the voting, transfer or other disposition of its equity securities. The Membership Units have been duly authorized and validly issued, are fully paid and non-assessable, were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under which Manager is a party or otherwise bound.

(b) Call Right. At any time following the date of this Agreement, the OP or the REIT shall have the right and option (but not the obligation) to purchase all, but not less than all, of the Membership Units (the “Manager Equity”) from the Manager Equityholders, as applicable (the “Call Right”). The purchase price for the Manager Equity to be purchased under the Call Right shall be equal to three times the sum of the annual Property Management Fee (excluding, for the avoidance of doubt, any refunds of EBITDA derived from Management Fees in excess of the Dollar Cap or Equity Cap, as applicable, which is represented as a contra-revenue entry on the financial statements of the Manager and a corresponding contra-expense entry on the financial statements of the OP) for the trailing 12-month period as of the month end immediately preceding the delivery of notice of exercise of the Call Right reduced by the value of the Manager Equityholders as of November 1, 2018, which for purposes hereof equals $6,500,000 (the “Legacy Value”), then further reduced by 50% and then increased by the Legacy Value (the “Call Price”). Notwithstanding the foregoing, the Call Price shall be capped at 2.5% of the combined equity value of the REIT and the OP combined at the time of the Call Right Closing (as defined below) as calculated by multiplying the aggregate number of outstanding shares of the REIT and OP Units (excluding OP Units held by the REIT) by the then-current Net Asset Value on a per unit basis. For illustration purposes, example calculations of Call Price have been included in Schedule 1 attached hereto. If the Call Right is exercised pursuant to this Section 2, all Management Agreements shall automatically terminate and Manager shall not be entitled to the Termination Fee provided under Section 8.02 of any Management Agreement. The parties acknowledge and agree that the purpose of the Call Right is to provide the OP, the REIT or their transferee with the ability to perform the responsibilities and obligations of Manager under the Management Agreements; and to the extent the transfer of the equity interests contemplated hereby does not provide the OP, the REIT or the their transferees with the ability to do so, the applicable Manager Equityholders shall take all action necessary, and cause their respective affiliates (as applicable), to transfer ownership to all properties, assets and rights used or held for use in connection with the performance of the obligations under the Management Agreements that are necessary to accomplish such purpose and permit the OP, the REIT or their transferees with the ability to perform the responsibilities and obligations of Manager under the Management Agreements in the same manner and to the same level performed by Manager during the term of the Management Agreements.

(c) Closing. At the closing of the Call Right (the “Call Right Closing”), the OP or the REIT, as applicable, or their transferee, shall pay the Call Price to the Manager Equityholders, as applicable, in Common Units of the OP, class A shares of the REIT or cash. At the Call Right Closing, the Managing Member or the Manager Equityholders, as applicable, shall transfer the Manager Equity, free and clear of any lien or encumbrance, and shall deliver to the OP or the REIT, as applicable, or their transferee, certificates (if any have been issued) evidencing the Manager Equity, duly endorsed in blank or accompanied by a duly executed instrument of assignment separate from the certificate, together with any other documentation reasonably requested by the OP, the REIT, or their transferee.

(d) Assignment of Call Right. The OP and the REIT shall have the option to assign its Call Right to any affiliate of the OP or the REIT upon no less than ten days’ prior written notice to Manager.

(e) No Sale or Transfer. So long as this Agreement remains in effect, neither the Managing Member nor the Manager Equityholders, as applicable, shall permit the sale or transfer of any assets of the Manager Equityholders or the direct or indirect sale or transfer of the Manager Equity to any person (other than a Permitted Transferee (as defined below)) without the prior written consent of the OP and the REIT, which may be withheld in their sole and absolute discretion. The consent of the REIT shall require the affirmative vote of at least one member of the Board appointed by the Adviser, so long as the Advisory Agreement is in place. Notwithstanding any provision hereof to the contrary, the parties acknowledge that certain of the Manager Equityholders own direct or indirect ownership or management interests in the properties described on Schedule 2 attached hereto (the “Excluded Properties”), and in no event shall the terms and conditions of this Agreement apply to the Excluded Properties.

(f) Successors and Assigns. Notwithstanding Section 2(d) above, each Manager Equityholder acknowledges and agrees that this Section 2 shall be binding on any successor, assignee or heir of such Manager Equityholder. In furtherance of the foregoing, any Manager Equityholder shall provide prior written notice of any sale or transfer of any portion of the Manager Equity to any person who is considered a “permitted transferee” pursuant to the terms of Manager’s governing documents (a “Permitted Transferee”), and such Manager Equityholder shall, as a condition to such sale or transfer, require any Permitted Transferee to execute a joinder to this Agreement, in form and substance reasonably satisfactory to the OP and the REIT, and any such documents as may be required by any lender of the REIT, the OP or any of their respective subsidiaries, including a joinder to any Management Agreement.

3. Withdrawal as the General Partner.

(a) Withdrawal Event. Notwithstanding anything contained in the OP LPA to the contrary, the General Partner shall resign and withdraw automatically (and without any further action by the General Partner or the limited partners of the OP) as the general partner of the OP if (i) the General Partner defaults in the performance of its obligations under this Agreement in any material respect, (ii) the Management Agreements are terminated for any reason, (iii) the General Partner is removed as general partner under the OP LPA, (iv) Dana Sprong and Ryan McGarry are no longer the managers and majority holders of the issued and outstanding equity interests of the General Partner, or (v) the limited partners holding a majority of the percentage interests in the OP provide notice to the General Partner that such limited partners are requesting the resignation and withdrawal of the General Partner (each, a “Withdrawal Event”). In the event of a Withdrawal Event occurs, the procedures set forth in Section 11.2(c) of the OP LPA shall apply.

(b) Impact on Management Agreements. In the event the General Partner withdraws from the OP as a result of the Withdrawal Events described in Sections 3(a)(i), (iii) or (v) of this Agreement, at the election of the OP and the REIT, the Management Agreements may be terminated, and if such Withdrawal Event arises under (I) Sections 3(a)(i) or (iii), or (II) for cause under Sections 3(a)(v), then such termination shall not give rise to any liability or obligation to pay the Termination Fee contemplated by Section 8.02 of any Management Agreement upon written notice to Manager.

4. General Partnership Agreement.

(a) The General Partner shall not amend its governing documents in a manner that has an adverse and material impact on the OP without the prior written consent of the limited partners holding a majority of the issued and outstanding ownership interests in the OP.

(b) No equityholder of the General Partner shall transfer its equity interest in a manner that is not permitted under the Loan Documents without the prior written consent of the REIT and no additional equity or debt securities shall be issued to any person who is not an equityholder of the General Partner as of the date of this Agreement.

(c) For so long as the General Partner is acting as the general partner of the OP, the General Partner shall (i) continue to be duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and (ii) qualify or otherwise be authorized to act as a foreign entity and in good standing under the laws of every other jurisdiction in which such qualification or authorization is necessary under applicable law.

5. Manager Appointee. In the event the Manager desires to nominate anyone to serve as a member of the Board other than Dana Sprong, Manager shall provide at least 30 days’ prior notice to the REIT and any lender of the OP or its subsidiaries. For the avoidance of doubt, the 30 days’ prior notice shall be no less than 30 days’ prior to the date any stockholder of the REIT must submit the name of any nominee to be included in the slate of individuals to be elected at a meeting of the stockholders at which directors will be elected pursuant to the terms of the REIT’s governing documents. Any right under this Section 5 shall automatically terminate in the event of a Withdrawal Event.

6. REIT Status. The General Partner shall take all actions requested by NexPoint Real Estate Advisors V, L.P., the REIT’s advisor (the “Adviser”), in order for the REIT to qualify and maintain its status as a real estate investment trust, including causing distributions to be made to the REIT, in such amounts and at such times as determined by the Adviser. All costs and expenses incurred in connection with REIT compliance shall be costs and expenses of the REIT.

7. Profit Cap. Manager’s EBITDA derived from Management Fees under all Management Agreements shall, in each Fiscal Year, not exceed the greater of (a) an amount equal to $1,000,000 (the “Dollar Cap”) and (b) 0.5% of the combined equity value of the REIT and the OP on a consolidated basis per Fiscal Year (as calculated by multiplying the aggregate number of outstanding shares of the REIT and OP Units (excluding OP Units held by the REIT) by the Net Asset Value on a per unit basis as of the last business day of the prior Fiscal Year) (the “Equity Cap”). The Dollar Cap or Equity Cap, as applicable, shall be paid (i) in cash in an amount equal to the tax obligations of the Manager Equityholders resulting from the aggregate Management Fees earned in such Fiscal Year (up to a maximum rate of 25%) and (ii) with respect to the remaining portion of the Dollar Cap or Equity Cap, as applicable, in the form of OP Units issued to the Manager at a price per OP Unit equal to the Cash Amount (as defined in the OP LPA) as of the applicable date. The Equity Cap will reset each year as of the first business day of the Fiscal Year. Notwithstanding anything to the contrary in the OP LPA, the REIT and the OP hereby authorize the General Partner to cause the OP to issue the OP Units in accordance with this paragraph as and when Management Fees are due and payable under the applicable Management Agreement.

8. Guarantee. The Guarantors will cause the General Partner, Manager and the Manager Equityholders to comply with their obligations or representations and warranties in this Agreement. The Guarantors hereby absolutely and unconditionally guarantee to the OP and the REIT the due, punctual and complete performance of the obligations under this Agreement, and the OP and the REIT shall be entitled to enforce such obligations directly against the Guarantors (for purposes of clarification, the foregoing guarantee shall not be an obligation of payment or require the equityholders of Manager to fund Backstop Loans (as defined below)).

9. Backstop. During the term of the Management Agreements, in the event Manager does not have sufficient cash flow from operations to meet its budgeted obligations (including, without limitation, Executive Compensation) or to invest in budgeted capital resources to expand and grow the operations of Manager, including, but not limited to sufficient employees to service the addition of new Properties acquired by the OP or its subsidiaries (in each case, a “Shortfall”), Manager may provide a written notice to the Board requesting the OP or the REIT (for purposes of this Section 9, individually the “Lender”) provide additional funds to Manager (“Funding Request”) to satisfy the Shortfall. The Funding Request shall include: (a) the dollar-amount requested; (b) the use of the proceeds; (c) financial statements of Manager that evidence the necessity for the additional funds and an updated operating or capital budget, as applicable, and (d) any other information or documents reasonably requested by the Board. If the Board approves the Funding Request, then the approved additional funds shall be deemed a loan (a “Backstop Loan”). All Backstop Loans: (i) shall be interest-free; (ii) may be prepaid at any time; (iii) shall not exceed a principal amount that is in the aggregate equal to the lesser of the Termination Fee and the Call Price; (iv) each of the equityholders of Manager agrees to unconditionally guarantee the performance of the Backstop Loans (for purposes of clarification, the foregoing guarantee shall not be an obligation of payment or require the equityholders of Manager to fund Backstop Loans); and (v) shall be evidenced by a promissory note in form and substance satisfactory to the Board, together with any other documents or instruments as may be requested by the Board in connection with such Backstop Loan. The aggregate principal underlying the Backstop Loans shall become due and payable in full upon the termination of the applicable Management Agreement, for any reason. In the event Manager is entitled to receive the Call Price or the Termination Fee in connection with the termination of the Management Agreements, the Lender of the Backstop Loans shall be entitled to offset the amounts owing thereunder by the aggregate principal of the Backstop Loans. For purposes hereof, the term “Executive Compensation” shall mean the aggregate salaries paid to Dana Sprong, Ryan McGarry, Graham Strong, Thomas Silvia and Daniel Bathon, and others that may be added in the future with the approval of the Board (and together the “Executive Managers”), which for the period from November 1, 2019 to October 31, 2020, shall equal $1,890,000 and which shall increase for each 12-month period thereafter by an amount as determined by the Board, in its sole and absolute discretion, but is expected as of the date hereof to be targeted at 5% over the immediately preceding 12-month period.

10. VineBrook Name. From and after the date hereof, none of Manager, the General Partner or any their respective affiliates, will have the right to use the names “VineBrook,” “VB” or similar names, and any service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems or signs containing or comprising the foregoing, or otherwise used in the operations, development, improvement, management or ownership of single-family and multi-family homes, including any name or mark confusingly similar thereto (collectively, the “VineBrook Marks”), and Manager and the General Partner shall not, and shall not permit any of their respective equityholders or affiliates to use such name or any variation or simulation thereof; provided, however, (a) Manager shall be permitted to use the VineBrook Marks so long as any Management Agreement remains in place, solely in connection with the performance of its obligations thereunder, and (b) the General Partner shall be permitted to use the VineBrook Marks so long as the General Partner is the general partner of the OP, solely in connection with the performance of its obligations under the OP LPA. In furtherance thereof, as promptly as practicable, but no later than 60 days following (i) the termination of all Management Agreements or (ii) the withdrawal the General Partner as the general partner of the OP, as applicable, Manager and/or the General Partner (as the case may be) shall, and shall cause their respective equityholders and affiliates to remove, strike over otherwise eliminate all VineBrook Marks from all materials owned by Manager and/or the General Partner or any of their respective equityholders or affiliates and used or displayed publicly including any sales and marketing materials, displays, signs, promotional materials and other materials. Further, at, or as promptly as practicable, but in no event later than ten days after (i) the termination of all Management Agreements or (ii) the withdrawal the General Partner as the general partner of the OP, as applicable, Manager and/or the General Partner (as the case may be) shall, and shall cause their respective equityholders and affiliates to, remove any VineBrook Marks from its legal name by appropriate legal proceedings in the jurisdiction of its organization or formation and in each jurisdiction where such entity has registered to do business.

11. Acquisition and Construction Fee Advances. Manager will submit a budget for “Payroll-Construction,” “Payroll-Acquisition,” “Payroll-Accounting Personnel,” and “Payroll Related Expense” line items (the “Acquisition and Construction Fee Budgets”) to the Board 60 days prior to year-end for approval by the Board, in its sole and absolute discretion. The OP and Manager agree that Manager may request an advance from the OP for an amount not to exceed the Acquisition and Construction Fee Budgets in any given month to finance the operations of the Manager to the extent such advances relate solely to “Payroll-Construction,” “Payroll-Acquisition,” “Payroll-Accounting Personnel,” and “Payroll Related Expense”. The OP shall not have an obligation to make any advance (a) that does not satisfy the requirements of this Section 11, (b) if Manager has not provided invoices and other documents reasonably requested by the Board evidencing the appropriateness of such request, (c) if such advance would result in a breach of any credit facility the OP or any of its subsidiaries is a party or (d) would otherwise prohibit the OP from having sufficient cash to distribute to the REIT to allow it to qualify and maintain its status as a real estate investment trust. At least quarterly, Manager will submit a revised Acquisition and Construction Fee Budget to be approved by the Board, in its sole and absolute discretion. Manager and the OP shall reconcile the fees advanced for Acquisition and Construction Fees on a monthly basis, with Manager repaying any advances to Manager that were in excess of actual amounts due and owing. In the event any over-advances are not promptly repaid following such reconciliation, the Board may, in its sole and absolute discretion, deny any future advances of the Acquisition and Construction Fees.

12. Termination. This Agreement shall terminate automatically upon the termination of all Management Agreements. For the avoidance of doubt, unless all Management Agreements are terminated, the withdrawal of the General Partner as the general partner of the OP shall not terminate this Agreement.

13. Amendments. This Agreement may not be amended except by a writing signed by the party against whom such amendment is to be enforced and consented to.

14. Transferability; Successors and Assigns; Third-Party Beneficiaries. This Agreement is not transferable by the General Partner or any of the Manager Equityholders. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and heirs. No other person shall have any rights or benefits hereunder except to the extent expressly provided herein or by applicable law.

15. Non-Waiver. The failure of a party to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not (a) prevent a subsequent act which would have constituted a violation from having the effect of an original violation or (b) excuse strict performance of such covenant or condition in any subsequent case.

16. Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable in any jurisdiction, such provision or provisions shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, or the application of the affected provision to persons or circumstances other than those to which it was held invalid or unenforceable, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17. Construction. Each of the parties hereto has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel. This Agreement shall be construed as if jointly drafted by the parties hereto. Headings for sections, subsections, and other parts of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

18. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all the parties have not signed the same counterpart.

19. Notice. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received (a) if given by electronic mail transmitted delivery receipt requested, upon receipt of a delivery receipt, (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and (c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as follows:

If to the OP or the REIT:

c/o NexPoint Advisors, L.P.

300 Crescent Court

Suite 700

Dallas, Texas 75201

Attention: Brian Mitts

Email: BMitts@nexpointsecurities.com

with a copy (which does not constitute notice) to:

Winston & Strawn LLP

2121 North Pearl Street

Suite 900

Dallas, Texas 75201

Attention: Charles T. Haag

Email: chaag@winston.com

If to the General Partner, any of the Manager Equityholders or the Guarantors:

c/o VineBrook Homes

561 Virginia Road

Concord, Massachusetts 01742

Attn: Messrs. Sprong and McGarry

Email: dana.sprong@vinebrookhomes.com and ryan.mcgarry@vinebrookhomes.com with a copy (which does not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street, NE, Suite 1600

Atlanta, Georgia 30309

Attn: C. Spencer Johnson, III

Email: csjohnson@kslaw.com

or to such other addresses as may be specified by any such person to the other person pursuant to notice given by such person in accordance with the provisions of this Section 19.

20. Conflicts. In the event this Agreement conflicts with any of the terms of the Management Agreements or the OP LPA, the terms of this Agreement shall govern.

21. Governing Law; Waiver of Jury Trial. THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AS AT THE TIME IN EFFECT, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF DELAWARE, INCLUDING ANY APPELLATE COURTS THEREOF. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

VINEBROOK HOMES OPERATING PARTNERSHIP, L.P.

By: VineBrook Homes OP GP, LLC, its general partner

By:	/s/Dana W. Sprong
Name:	Dana W. Sprong
Title:	Managing Partner

VINEBROOK HOMES TRUST, INC.

By:	/s/Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Treasurer and Assistant Secretary

VINEBROOK HOMES OP GP, LLC

By:	/s/Dana W. Sprong
Name:	Dana W. Sprong
Title:	Managing Partner

VINEBROOK HOMES, LLC

By: VineBrook Management, LLC, a Delaware limited liability company, its managing member

By:	/s/Dana W. Sprong
Name:	Dana W. Sprong
Title:	Managing Partner

[Signature Page to Amended and Restated Side Letter]

VINEBROOK MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/Dana W. Sprong
Name:	Dana W. Sprong
Title:	Managing Partner

VINEBROOK DEVELOPMENT CORPORATION, a Massachusetts corporation

By:	/s/Dana W. Sprong
Name:	Dana W. Sprong
Title:	Managing Partner

VINEBROOK HOMES PROPERTY MANAGEMENT COMPANY, INC., an Ohio corporation

By:	/s/Thomas J. Silvia
Name:	Thomas J. Silvia
Title:	Chief Executive Officer

VINEBROOK HOMES REALTY COMPANY, INC., an Ohio corporation

By:	/s/ Ryan McGarry
Name:	Ryan McGarry
Title:	Chief Executive Officer

VINEBROOK HOMES SERVICES COMPANY, INC., an Ohio corporation

By:	/s/Dana W. Sprong
Name:	Dana W. Sprong
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Side Letter]

/s/Dana W. Sprong
Dana Sprong

/s/Ryan McGarry
Ryan McGarry

[Signature Page to Amended and Restated Side Letter]

Schedule 1

Example Calculations of Call Price

Call Price Equation: Call Price is equal to the lesser of (i) 2.5% of the combined equity value of the REIT and the OP combined at the time of the Call Right Closing as calculated by multiplying the aggregate number of outstanding shares of the REIT and OP Units (excluding OP Units held by the REIT) by the then-current Net Asset Value on a per unit basis and (ii) ((((the sum of the trailing 12 month aggregate Property Management Fee * 3) - $6.5mm) * 0.5) + $6.5mm).

Example 1

Variables:

•	Aggregate LTM Property Management Fee: $3,800,000

•	Outstanding REIT Shares: 5,235,000

•	Outstanding OP Units: 8,427,000

•	Number of OP Units Held by the REIT: 5,235,000

•	Combined Net Asset Value: $250,000,000

Example 1 Call Price: $6,250,000, which is the lesser of (0.025 * $250,000,000) and (((($3.8mm*3) - $6,500,000) *0.5) + $6,500,000). 8,950,000

Example 2

Variables:

•	Aggregate Property Management Fee: $5,200,000

•	Outstanding REIT Shares: 6,000,000

•	Outstanding OP Units: 9,192,000

•	Number of OP Units Held by the REIT: 6,000,000

•	Combined Net Asset Value: $310,000,000

Example 2 Call Price: $7,750,000, which is the lesser of (0.025 * $310,000,000) and (((($5,200,000*3) - $6,500,000) *0.5) + $6,500,000).

Example 3

Variables:

•	Aggregate Property Management Fee: $3,500,000

•	Outstanding REIT Shares: 6,500,000

•	Outstanding OP Units: 9,692,000

•	Number of OP Units Held by the REIT: 6,500,000

•	Combined Net Asset Value: $350,000,000

Example 3 Call Price: $8,500,000, which is the lesser of (0.025 * $350,000,000) and (((($3,500,000*3) - $6,500,000) *0.5) + $6,500,000).

[Schedule 1 to Amended and Restated Side Letter]

Schedule 2

List of Excluded Properties

[Omitted]